UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2010

LAWSON SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

          On January 7, 2010, Lawson Software, Inc. (the “Company”) announced that it has agreed to acquire Healthvision Solutions, Inc. ("Healthvision"), through the acquisition of privately held Quovadx Holdings, Inc. (“Quovadx”) its parent holding company.  Healthvision is a Dallas-based company providing integration and application technology and related services to hospitals and large healthcare organizations. Under the definitive Agreement and Plan of Merger (the “Agreement”), Lawson Software Americas, Inc. (a wholly owned subsidiary of the Company), through a newly created subsidiary, has agreed to acquire all the outstanding stock of Quovadx for up to $160 million in cash, subject to certain post-closing adjustments. The purchase price will be paid out of the Company’s existing cash balances.

          Healthvision has three product lines: Healthvision’s Cloverleaf® integration technology, used by healthcare organizations to connect their software applications within a hospital; Healthvision’s Health Information Exchange (HIE) platform, which links healthcare networks consisting of hospitals, clinics, laboratories, pharmacies and other stakeholders including payers, partners and vendors; and their MediSuite products, an integrated suite of provider applications for laboratories, electronic health records, patient management, clinical department systems and public health and community care targeting the Canadian healthcare market.

          The Agreement contains representations, warranties and covenants that are customary for a transaction of this size and nature.  The completion of the acquisition is subject to customary closing conditions.  The Company anticipates closing the transaction in January 2010.

          A copy of the press release related to the Agreement is attached hereto as Exhibit 99.1.

Item 2.02.  Results of Operations and Financial Condition

          On January 7, 2010, the Company issued a press release relating to its financial results for the second quarter of fiscal 2010, ended November 30, 2009.  A copy of the related press release is attached hereto as Exhibit 99.2.

          The information in Item 2.02 of this Current Report on Form 8-K, including the related exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

      (d)   Exhibits

    99.1     Press release of Lawson Software, Inc. issued January 7, 2010 relating to the Company’s agreement to acquire Healthvision Solutions, Inc.

   99.2     Press release of Lawson Software, Inc. issued January 7, 2010 relating to the Company’s financial results for the second quarter of fiscal 2010, ended November 30, 2009

          This Current Report on Form 8-K contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The Company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to the risk factors listed in the Company’s most recent Annual Report on Form 10-K for the year ended May 31, 2009, filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date:	January 7, 2010	By: /s/ Stefan B. Schulz

Stefan B. Schulz
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)